SHARE PURCHASE AGREEMENT
THIS OFFER made as of the 12th day of May, 2006
FROM:	TREVOR MICHAEL
(hereinafter referred to as the “Purchaser”)
OF THE FIRST PART;
TO:	GORDON COOPER
(hereinafter referred to as the “Vendor”),
OF THE SECOND PART.
The Purchaser and the Vendor hereby agree as follows:
1.	PURCHASE AND SALE
1.1	Agreement to Purchase
The Purchaser agrees to purchase from the Vendor and the Vendor agrees to sell to the Purchaser, upon and subject to the terms, and conditions hereof, 1,000,000 Common Shares in the capital of Gold Run Inc. (hereinafter referred to as the “Purchased Shares” and the “Corporation” respectively).
2.	PURCHASE PRICE
2.1	Price
The parties agree that the purchase price for the Purchased Shares shall be $10.00 and that this amount and other good and valuable consideration has previously been transferred in consideration of the transfer of the Purchased Shares from the Vendor to the Purchaser and the Vendor specifically acknowledges that no further consideration is due.
3.	REPRESENTATIONS AND WARRANTIES
3.1	Vendor Representations and Warranties
The Vendor represents and warrants to the Purchaser that:

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3.1.1	the Purchased Shares are owned by the Vendor with good title thereto, free and clear of all charges, liens, pledges or other encumbrances and rights of others;
3.1.2	subject to the articles and any unanimous shareholders’ agreement of the Corporation (and each of the parties agree and acknowledge that there exists no shareholders’ agreement with respect to the Corporation or its Shareholders as at the date hereof), the Vendor has full right, power and authority to sell, transfer and deliver the Purchased Shares to the Purchaser;
3.1.3	the Vendor is not a non-resident of Canada for the purposes of section 116 of the Income Tax Act (Canada) (the “Act”) and the sale of the Purchased Shares by the Vendor is not a disposition of taxable Canadian property by a non-resident person within the meaning of section 116 of the Act.
3.2	Purchaser’s Representations and Warranties
The Purchaser represents and warrants to the Vendor that the Purchaser is not a non-Canadian within the meaning of the Investment Canada Act.
3.3	Survival
The representation and warranties of the Vendor and the Purchaser contained in this Article shall survive the completion of the purchase and sale of the Purchased Shares and shall continue in full force and effect.
3.4	Covenants
3.4.1	The parties hereto covenant and agree to take all corporate actions necessary to consent to the transfer of the Purchased Shares from the Vendor to the Purchaser.
3.5	Power of Attorney
If the Vendor fails to fulfill any covenant or agreement contained herein, the Purchaser shall have the right, if not in default under this Agreement, without prejudice to any other rights which it may have, to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, certificates, resignations or other documents that may be necessary to complete the subject transaction and the Vendor hereby irrevocably appoints the Purchaser his or her attorney in that behalf with full power of substitution, and the Vendor declares that this power of attorney may be exercised during any subsequent legal incapacity of his or her part.

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4.	GENERAL
4.1	Further Assurances
Each party shall from time to time execute or procure such documents and other assurances as may be reasonable or advisable to give effect to the provisions of this Agreement.
4.2	Non-Waiver
The failure of any party to insist upon strict performance of any of the agreements, terms, covenants and conditions hereof shall not be deemed a waiver of any rights or remedies that the party may have and shall not deemed a consent, acquiescence or waiver of any subsequent breach or default in respect of any such agreements, terms, covenants and conditions whether of the same or a different character.
4.3	Cumulative Remedies
No right or remedy conferred upon or reserved to any party by this agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy. Nothing herein contained shall bar the each party a right to obtain injunctive relief against threatened conduct that may cause it loss or damage, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunction.
4.4	Continuing Covenants
A party’s consent to a transfer or assignment of an interest in this agreement shall not constitute a waiver of any claims it may have against the other nor shall it be deemed a waiver of the any party’s right to demand exact compliance with any of the terms of this agreement by the other.
4.5	No Other Agreement
This agreement contains the only agreement between the parties relating to the transactions and matters contemplated herein and no prior warranties or representations collateral or otherwise, prior stipulations, agreement or understanding, verbal or otherwise shall be valid or enforceable unless embodied in this agreement and same may be modified only in writing executed by the parties hereto.

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4.6	Choice of Law
This Agreement shall be interpreted and construed in accordance with and shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.
4.7	Time
Time is of the essence of this Agreement.
4.8	Enurement
This Agreement and everything herein contained shall extend to and bind and enure to the benefit of the respective heirs, executors, administrators, successors and assigns (as the case may be) of each and every one of the parties hereto.
4.9	Interpretation
4.9.1	In construing this document, the words “Vendor” and “Purchaser” and all personal pronouns shall be read as the number and gender of the party or parties referred to herein require and all necessary grammatical changes, as the context requires, shall be deemed to be made.
4.9.2	The insertion of headings in this agreement is for convenience of reference only and shall not affect the construction or interpretation of this agreement.
4.9.3	Every provision of this agreement is intended to be severable. In the event that any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality shall not affect the validity of the remainder of this agreement.
4.9.4	Offer and acceptance of this agreement may be performed by facsimile transmission, and if so transmitted, such facsimile copy shall be deemed to be an original.
4.10	Counterparts
This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF the parties have made this agreement as of the date first above-written.
SIGNED, SEALED AND DELIVERED	)
in the presence of:	)
)
)
)
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/s/ D N Cooper	)	/s/ Gordon Cooper
Witness	)	Gordon Cooper
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/s/ Trevor Michael	)	/s/ Trevor Michael
Witness	)	Trevor Michael